Exhibit 10.4

FORBEARANCE AGREEMENT

TO CREDIT AND SECURITY AGREEMENT

THIS FORBEARANCE AGREEMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of November 6, 2018, is made and entered into by and among CNH FINANCE FUND I, L.P., a Delaware limited partnership (formerly known as SCM Specialty Finance Opportunities Fund, L.P.) (“Lender”), and TRANS-LUX CORPORATION, a Delaware corporation (“Trans-Lux Corp.”), TRANS-LUX DISPLAY CORPORATION, a Delaware corporation, TRANS-LUX MIDWEST CORPORATION, an Iowa corporation, TRANS-LUX ENERGY CORPORATION, a Connecticut corporation (collectively, “Borrowers”).

WHEREAS, Borrowers and Lender are parties to that certain Credit and Security Agreement dated, as of July 12, 2016 (as amended to date, and as the same may from time to time be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Lender has made certain credit facilities available to Borrowers;

WHEREAS, an Event of Default under the Credit Agreement has occurred and is continuing by reason of Borrowers’ failure to comply with the Fixed Charge Coverage Ratio covenant as of the calendar month ending September 30, 2018, as required pursuant to Section 7.1 of the Credit Agreement (the “Subject Event of Default”);

WHEREAS, by reason of the occurrence and continuance of the Subject Event of Default, Lender is entitled to immediately exercise its rights and remedies under the Credit Agreement and the other Loan Documents, and Borrowers have no defenses, offsets or counterclaims to the exercise of such rights and remedies;

WHEREAS, Borrowers have advised Lender that on or about the date hereof Trans-Lux Corp. will be issuing and selling up to 1,315,789 shares of Trans-Lux Corp.’s common stock and certain warrants to Unilumin North America Inc., a Delaware corporation (the “Investor”), in exchange for cash consideration of not less than $1,500,000.00 (the “First Equity Raise”);

WHEREAS, Borrowers have advised Lender that on or before February 28, 2019, Trans-Lux Corp. will be issuing and selling additional shares of Trans-Lux Corp.’s common stock in connection with the exercise of warrants by Investor in exchange for cash consideration of not less than $8,000,000.00 (the “Second Equity Raise” and together with the First Equity Raise, the “Equity Raises”); and

WHEREAS, Borrowers have requested and Lender has agreed, for the period from the date hereof through the end of the Forbearance Period (as defined below), to forbear from exercising its rights and remedies under the Loan Documents with respect to the Subject Event of Default subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                  Defined Terms.  Capitalized terms used but not defined herein that are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.

2.                  Agreement to Forbear.  During the period commencing on the date hereof and ending on the earlier to occur of (i) February 28, 2019 and (ii) the occurrence of any Additional Default (as defined below) (the “Forbearance Period”), and subject to the specific terms and conditions set forth, Lender agrees that it will forbear from exercising its rights and remedies under the Loan Documents due to the Subject Event of Default.  Notwithstanding any provision of this Agreement, the Forbearance Period shall terminate, and nothing contained herein shall limit any rights or remedies of Lender under the Credit Agreement or any other Loan Document, upon a Default or Event of Default which is not a Subject Event of Default (each, an “Additional Default”).  For purposes of this Agreement, any failure by Borrowers during the Forbearance Period to comply with the Fixed Charge Coverage Ratio covenant as required pursuant to Section 7.1 of the Credit Agreement shall not constitute an Additional Default and the requirement of compliance with the Fixed Charge Coverage Ratio covenant under the Credit Agreement is suspended during the Forbearance Period.  A default or failure to comply with this Agreement shall constitute an Additional Default.  Upon the expiration or termination of the Forbearance Period, Lender’s forbearance shall automatically terminate and Lender shall be entitled to exercise any and all of its rights and remedies under this Agreement, the Credit Agreement and the Loan Documents without further notice.  Borrowers hereby agree that Lender shall have no obligation to extend the Forbearance Period; provided, however, that Borrowers and Lender may extend such Forbearance Period by express written agreement.

3.                  Default Interest.  During the Forbearance Period and while any Event of Default remains ongoing and uncured, in accordance with Section 3.6 of the Credit Agreement, the Applicable Rate of interest with respect to the Obligations shall accrue at the Default Rate.

4.                  Borrowing Base Reserve.  During the Forbearance Period (and thereafter in Lender’s sole discretion), the Lender shall maintain a Borrowing Base reserve of not less than $300,000.00, which reserve shall not be reduced as a result of the consummation or closing of either or both of the Equity Raises notwithstanding that any portion of such reserve may constitute the Equity Raise Reserve.

5.                  No Payments of Subordinated Debt.  Borrowers shall be permitted to make a one-time payment of interest due and owing for the period ending September 30, 2018, to SM Investors L.P. or SM Investors II, L.P. in an amount not to exceed $26,000.  Borrowers shall not otherwise make any payment of principal, interest or any amount or obligation to SM Investors L.P. or SM Investors II, L.P. or any other subordinated creditor until all of the Obligations owing to Lender have been fully and indefeasibly paid and satisfied.

6.                  No Waiver.  Nothing contained in this Agreement or any other communication between Lender, Borrowers or any other loan party shall be a waiver of any past, present or future violation, Default or Event of Default of Borrowers under the Credit Agreement or any Loan Document.  Lender hereby expressly reserves any rights, privileges and remedies under the Credit Agreement and each Loan Document that Lender may have with respect to any violation, Default or Event of Default, and any failure by Lender to exercise any right, privilege or remedy as a result of the violations set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Loan Document, (ii) amend or alter any provision of the Credit Agreement or any Loan Document or any other contract or instrument or (iii) constitute any course of dealing or other basis for altering any obligation of Borrowers or any rights, privilege or remedy of Lender under the Credit Agreement or any Loan Document or any other contract or instrument.  Nothing in this Agreement shall be construed to be a consent by Lender to any prior, existing or future violations of the Credit Agreement or any Loan Document.

7.                  Future Compliance.  Borrowers are hereby notified that irrespective of (i) any waivers or consents previously granted by Lender regarding the Credit Agreement and the Loan Documents, (ii) any previous failures or delays of Lender in exercising any right, power or privilege under the Credit Agreement or the Loan Documents or (iii) any previous failures or delays of Lender in the monitoring or in the requiring of compliance by Borrowers with the duties, obligations and agreements of Borrowers in the Credit Agreement and the Loan Documents, Borrowers will be expected to and required to comply strictly with their duties, obligations and agreements under the Credit Agreement and the Loan Documents.

8.                  Representations and Warranties.  Each Borrower represents and warrants to Lender that, before and after giving effect to this Agreement:

(a)                All warranties and representations made to Lender under the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent such representations and warranties expressly relate to an earlier date).

(b)               The execution, delivery and performance by each Credit Party of this Agreement and any assignment, instrument, document, or agreement executed and delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all requisite action of the appropriate Credit Party and have been duly executed and delivered by or on behalf of such Credit Party; (ii) do not violate any provisions of (A) applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on any Credit Party or any of the Credit Parties’ respective properties the effect of which would reasonably be expected to have a Material Adverse Effect, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of each Credit Party, or any agreement between any Credit Party and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (iii) are not in conflict with, and do not result in a breach or default of or constitute an Event of Default, or an event, fact, condition, breach, Default or Event of Default under, any indenture, agreement or other instrument to which any Credit Party is a party, or by which the properties or assets of any Credit Party are bound, the effect of which would reasonably be expected to have a Material Adverse Effect; (iv) except as set forth herein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any Credit Party, and (v) do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or Credit Party unless otherwise obtained.

(c)                This Agreement and any assignment, instrument, document, or agreement executed and delivered in connection herewith constitutes the legal, valid and binding obligation of each respective Credit Party, enforceable against such Credit Party in accordance with its respective terms.

(d)               Except for the Subject Event of Default, no Default or Event of Default has occurred and is continuing or would exist under the Credit Agreement or any of the Loan Documents, before and after giving effect to this Agreement.

9.                  Conditions Precedent.  The forbearance set forth in Section 2 hereof shall be effective on the date hereof upon completion of the following conditions precedent (with all documents to be in form and substance satisfactory to Lender and Lender’s counsel):

(a)                Lender shall have received this Agreement duly executed by Borrowers;

(b)               Payment of all fees, charges and expenses payable to Lender on or prior to the date hereof, if any, and a forbearance fee which Borrowers hereby agree Lender has fully earned as of the date hereof in an amount equal to Twenty Two Thousand Five Hundred Dollars ($22,500.00);

(c)                The First Equity Raise shall have been consummated and shall have closed;

(d)               All corporate, limited partnership and limited liability company proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender; and

(e)                Borrowers shall have executed and/or delivered such additional documents, instruments and agreements as requested by Lender.

10.              Post-Closing Obligations. Borrowers shall comply with each of the following additional covenants and requirements at all times prior to the payment in full of the Obligations, the failure of which would constitute an immediate Event of Default and termination of the forbearance provided for in Section 2 of this Agreement:

(a)                On or before January 31, 2019, the Board of Directors of Trans-Lux Corp. shall have approved an amendment to the Certificate of Incorporation of Trans-Lux Corp. and otherwise authorized sufficient additional shares of common stock to permit the Second Equity Raise to be consummated, and shall have provided Lender with evidence of same.

11.                Miscellaneous.

(a)                Ratification.  Borrowers hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof.

(b)               Release.  By execution of this Agreement, Borrowers acknowledge and confirm that Borrowers do not have any actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent arising out of or relating to this Agreement, the Credit Agreement or the other Loan Documents against any Released Party (as defined below), whether asserted or unasserted.  Notwithstanding any other provision of any Loan Document, to the extent that such actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands may exist, Borrowers voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself, its managers, members, directors, officers, employees, stockholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the “Releasing Parties”), hereby fully and completely release and forever discharge Lender, its Affiliates and its and their respective managers, members, officers, employees, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Persons, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Persons, the “Released Parties”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that any of the Releasing Parties has against any of the Released Parties, arising out of or relating to this Agreement, the Credit Agreement, the other Loan Documents, or any Transaction, which Releasing Parties ever had or now have against any Released Party, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

(c)                Security Interest.  Borrowers hereby confirm and agree that all security interests and liens granted to Lender continue in full force and effect and shall continue to secure the Obligations.  All Collateral remains free and clear of any liens other than liens in favor of Lender and Permitted Liens.  Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of Lender’s existing security interest in and liens upon the Collateral.

(d)               Costs and Expenses.  Borrowers agree to pay on demand all costs and expenses of Lender and/or its Affiliates in connection with the preparation, execution, delivery and enforcement of this Agreement and all other agreements and instruments executed in connection herewith, including, without limitation, reasonable attorneys’ fees and expenses of Lender’s counsel.

(e)                GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS.

(f)                Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.  Signatures sent by facsimile or electronic mail shall be deemed originals for all purposes and shall bind the parties hereto.

(g)               Loan Document.  This Agreement and any assignment, instrument, document, or agreement executed and delivered in connection with or pursuant to this Agreement shall be deemed to be a “Loan Document” under and as defined in the Credit Agreement for all purposes.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first hereinabove written.

BORROWER:		TRANS-LUX CORPORATION, a Delaware corporation
TRANS-LUX DISPLAY CORPORATION, a Delaware corporation
TRANS-LUX MIDWEST CORPORATION, an Iowa corporation
TRANS-LUX ENERGY CORPORATION, a Connecticut corporation

	By:	/s/ Todd Dupee
Name: Todd Dupee
Title: Senior Vice President and Chief Accounting Officer

As Senior Vice President and Chief Accounting Officer of each of the above entities and, in such capacity, intending by this signature to legally bind each of the above entities

Signature Page to Forbearance Agreement to Credit and Security Agreement

LENDER:		CNH FINANCE FUND I, L.P.,
a Delaware limited partnership

	By:	/s/ Timothy Peters
Name: Timothy Peters
Title: Authorized Signatory

Signature Page to Forbearance Agreement to Credit and Security Agreement

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